SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 31, 1997



                          WEBSTER FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



          Delaware                     0-15213                  06-1187536
----------------------------        ------------             ------------------
(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)             Identification No.)



                   WEBSTER PLAZA, WATERBURY, CONNECTICUT 06702
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (203) 753-2921



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

          On July 31, 1997, Webster Financial Corporation, a Delaware corporation ("Webster"), completed its acquisition of the assets and business of People's Savings Financial Corp., a Connecticut corporation ("People's Corp."), and its subsidiary, People's Savings Bank & Trust ("PSB&T"), pursuant to an Agreement and Plan of Merger, dated as of April 4, 1997 (the "Merger Agreement"). People's Corp. is the holding company of PSB&T, a Connecticut-chartered savings bank headquartered in New Britain, Connecticut. As of March 31, 1997, People's Corp. operated nine banking offices and three trust offices located primarily in Hartford and New Haven Counties, Connecticut and had total consolidated assets of approximately $479.1 million and total deposits of approximately $359.9 million.

          In accordance with the provisions of the Merger Agreement, the merger was effected on a stock for stock basis in a tax-free exchange. Each outstanding share of People's Corp. common stock was converted into 0.85000 of a share of Webster common stock, or approximately 1.6 million shares (excluding options to purchase People's Corp. common stock that were not exercised prior to the effective time of the acquisition and which were converted into options to purchase Webster common stock at the exchange ratio), plus cash in lieu of fractional shares. The exchange ratio in the acquisition was arrived at by negotiation between Webster and People's Corp. in a competitive bid process. As a stock for stock transaction, the acquisition will be accounted for under the pooling of interests method of accounting.

          Webster intends to continue to operate the majority of PSB&T's banking offices as separate branch offices of Webster, but intends to consolidate certain of PSB&T's and Webster's banking offices located in the same immediate neighborhoods.

          On August 1, 1997, Webster completed its acquisition of the business and assets of Sachem Trust National Association ("Sachem"), pursuant to an Agreement and Plan of Merger, dated as of May 6, 1997, as amended (the "Sachem Agreement"). Sachem, the largest independent trust company in Connecticut, was based in Guilford, Connecticut and operated trust offices in Connecticut in Guilford, Westport and Greenwich. At June 30, 1997, Sachem Trust had approximately $300 million in trust assets under management.

          In accordance with the provisions of the Sachem Agreement, the acquisition was effected as a tax free exchange whereby the 173,000 outstanding shares of Sachem were converted into either (a) a total of .49325 of a share of Webster common stock, plus cash in lieu of fractional shares, or (b) a total of $47.725, at the election of the holder of the Sachem shares, subject to proration in the event that the holders of more than 19.9% of the outstanding Sachem shares elect to receive cash or exercise dissenters' rights. The consideration in the acquisition was arrived at by negotiation between Webster and Sachem.

Webster will issue up to 85,333 shares in the acquisition. Approximately ten percent of the consideration will be held in escrow for approximately one year pending certain conditions and may be used by Webster for certain expenses and liabilities detailed in the Sachem Agreement. The transaction will be accounted for as a purchase business combination.

          Webster has combined the trust operations of PSB&T and Sachem into a separately owned subsidiary of Webster Bank called Webster Trust Company, National Association that is based in Guilford, Connecticut and has operations in New Britain, Connecticut.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ----------------------------------

(a)       Financial statements of businesses acquired.

          The following audited financial statements of People's Corp. have previously been filed with the Securities and Exchange Commission (the "SEC") as part of the Annual Report on Form 10-KA of People's Corp. for the fiscal year ended December 31, 1996 and are incorporated herein by reference:

          --        Report of Independent Accountants.

          -- Consolidated Balance Sheets for the fiscal years ended December 31, 1996 and 1995.

          -- Consolidated Statements of Income for the fiscal years ended December 31, 1996, 1995 and 1994.

          -- Consolidated Statements of Cash Flows for the fiscal years ended December 31, 1996, 1995 and 1994.

          --        Notes to Consolidated Financial Statements.

          The following unaudited financial statements of People's Corp. have previously been filed with the SEC as part of the Quarterly Report of People's Corp. on Form 10-Q for the quarter ended March 31, 1997, and are incorporated herein by reference:

          -- Condensed Consolidated Balance Sheets - March 31, 1997 and December 31, 1996.

          -- Condensed Consolidated Statements of Income - Three Months ended March 31, 1997 and 1996.

          -- Condensed Consolidated Statements of Cash Flows - Three Months ended March 31, 1997 and 1996.

          -- Notes to Condensed Consolidated Financial Statements - March 31, 1997.

(b)       Pro forma financial information.

          The required pro forma financial information of Webster, People's Corp. and Sachem has previously been filed with the SEC as part of Webster's Registration Statement on Form S-4 filed on May 21, 1997, as amended by Pre-Effective Amendment No. 1 to Form S-4 filed on June 18, 1997, and is incorporated herein by reference.

(c)       Exhibits.

         2.1      The Merger Agreement has previously been filed with the SEC as
                  Exhibit 2.1 to the Current Report on Form 8-K filed by Webster on April 14, 1997 and is incorporated herein by reference.


         99.1     Press release


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          WEBSTER FINANCIAL CORPORATION
                                          -------------------------------------
                                          (Registrant)



                                      By: /s/ John V. Brennan
                                          -------------------------------------
                                          John V. Brennan
                                          Executive Vice President,
                                          Chief Financial Officer and Treasurer



Date: August 14, 1997

          EXHIBIT INDEX


          2.1 The Merger Agreement has previously been filed with the SEC as Exhibit 2.1 to the Current Report on Form 8-K filed by Webster on April 14, 1997 and is incorporated herein by reference.



          99.1      Press release